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                                                                     Exhibit 3.6


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                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                         AMERICAN CELLULAR WIRELESS LLC

                      A DELAWARE LIMITED LIABILITY COMPANY




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                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                         AMERICAN CELLULAR WIRELESS LLC

         This LIMITED LIABILITY COMPANY AGREEMENT (the "AGREEMENT") of American Cellular Wireless LLC (the "COMPANY") is effective as of June 25, 1998.

         1. FORMATION OF LIMITED LIABILITY COMPANY. American Cellular Corporation (the "MEMBER") hereby forms the Company as a limited liability company pursuant to the provisions of the Delaware Limited Liability Company Act, 6 Del. C Section 18-101, ET SEQ., as it may be amended from time to time, and any successor to such statute (the "ACT"). The rights and obligations of the Member and the administration and termination of the Company shall be governed by the Agreement and the Act. The Agreement shall be considered the "Limited Liability Company Agreement" of the Company within the meaning of Section 18-101(7) of the Act. To the extent this Agreement is inconsistent in any respect with the Act, this Agreement shall control.

         2. MEMBER. American Cellular Corporation is the sole and managing member of the Company. There shall be no other member of the Company other than American Cellular Corporation or any successor thereto.

         3. PURPOSE. The purpose of the Company is to engage in any and all other lawful businesses or activities in which a limited liability company may be engaged under applicable law (including, without limitation, the Act).

         4. NAME. The name of the Company shall be "AMERICAN CELLULAR WIRELESS LLC".

         5. REGISTERED AGENT AND PRINCIPAL OFFICE. The registered office and registered agent of the Company in the State of Delaware shall be as the Member may designate from time to time. The Company may have such other offices as the Member may designate from time to time. The mailing address of the Company shall initially be 1336 Basswood, Suite F, Schaumburg, Illinois 60173

         6. TERM OF COMPANY. The Company shall commence on the date a Certificate of Formation (the "CERTIFICATE") first is properly filed with the Secretary of State of the State of Delaware and shall continue in existence in perpetuity unless its business and affairs are earlier wound up following dissolution at such time as this Agreement may specify.

         7. MANAGEMENT OF COMPANY. All decisions relating to the business, affairs and properties of the Company shall be made by the Member in its capacity as the managing member. The Member may appoint a President and one or more Vice Presidents and such other officers of the Company as the Member may deem necessary or advisable to manage the day-to-


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day business affairs of the Company (the "OFFICERS"). The Officers shall serve at the pleasure of the Member. To the extent delegated by the Member, the Officers shall have the authority to act on behalf of, bind and execute and deliver documents in the name and on behalf of the Company. No such delegation shall cause the Member to cease to be a Member. Such Officers shall have such authority and responsibility as is generally attributable to the holders of such offices in corporations incorporated under the laws of Delaware.

         8. DISTRIBUTIONS. Each distribution of cash or other property by the Company shall be made 100% to the Member. Each item of income, gain, loss, deduction and credit of the Company shall be allocated 100% to the Member.

         9. CAPITAL ACCOUNTS. A capital account shall be maintained for each Member in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv).

         10. DISSOLUTION AND WINDING UP. The Company shall dissolve and its business and affairs shall be wound up pursuant to a written instrument executed by the Member.

         11. AMENDMENTS. This Agreement may be amended or modified from time to time only by a written instrument executed by the Member.

         12. GOVERNING LAW. The validity and enforceability of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law.


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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the Agreement Date.


MEMBER


AMERICAN CELLULAR CORPORATION
a Delaware corporation

By:  /s/ JAMES J. WALTER, JR.
   -------------------------------
     James J. Walter, Jr.
     Vice President


COMPANY


AMERICAN CELLULAR WIRELESS LLC
a Delaware Limited Liability Company

By:  /s/ JAMES J. WALKER, JR.,
   -------------------------------
     James J. Walker, Jr.,
     Vice President



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